                                 AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

                                                  Exhibit 23.1

                         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of DirectorsAmerican
Safety Insurance Holdings, Ltd.

We consent to incorporation by reference in Registration Statement No. 333-107203 on Form S-8 of our report dated March 13, 2007, relating to the consolidated financial statements of American Safety Insurance Holdings, Ltd. and subsidiaries as of December 31, 2006 and for the year then ended appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP

Atlanta, Georgia
March 13, 2007